As filed with the Securities and Exchange Commission on August 11, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CELULARITY INC.

(Exact name of registrant as specified in its charter)

Delaware	83-1702591
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

170 Park Ave
Florham Park, New Jersey	07932
(Address of Principal Executive Offices)	(Zip Code)

Celularity Inc. 2021 Equity Incentive Plan

Celularity Inc. 2021 Employee Stock Purchase Plan

(Full titles of the plans)

Robert J. Hariri, M.D., Ph.D.

Chief Executive Officer

Celularity Inc.

170 Park Ave

Florham Park, New Jersey 07932

(Name and address of agent for service)

(908) 768-2170

(Telephone number, including area code, of agent for service)

Copies to:

Keary Dunn, Esq. Celularity Inc. 170 Park Ave Florham Park, New Jersey 07932 Tel: (908) 768-2170	Marianne Sarrazin, Esq. Goodwin Procter LLP Three Embarcadero Center San Francisco, California 94111 Tel: (415) 733-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

Celularity Inc. (“Celularity”) is filing this Registration Statement on Form S-8 for the purpose of registering an additional 4,972,315 shares of its Class A common stock, par value $0.0001 per share, under the Celularity Inc. 2021 Equity Incentive Plan (the “2021 Plan”) and an additional 1,243,078 shares of its Class A common stock, par value $0.0001 per share, under the Celularity Inc. 2021 Employee Stock Purchase Plan (the “ESPP”), pursuant to the provisions of each plan that provide for annual automatic increases in the number of shares of Class A common stock reserved for issuance under each plan. In each case, the additional shares are of the same class as other securities for which a registration statement relating to the 2021 Plan and the ESPP has previously been filed and is effective. Accordingly, this registration statement incorporates by reference the contents of the registration statement on Form S-8 (File No. 333-260025), filed with the Securities and Exchange Commission on October 4, 2021 relating to the 2021 Plan and the ESPP pursuant to General Instruction E, except with respect to Item 8. Exhibits thereof.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

EXHIBIT INDEX

Exhibit No.	Description

4.1	Amended and Restated Certificate of Incorporation of the registrant (incorporated by reference to Exhibit 3.1 to the current report on Form 8-K, filed with the Commission on July 22, 2021).

4.2	Amended and Restated Bylaws of the registrant (incorporated by reference to Exhibit 3.2 to the current report on Form 8-K filed with the Commission on July 22, 2021).

4.3	Specimen Common Stock Certificate of the Company (incorporated by reference to Exhibit 4.1 to the current report on Form 8-K filed with the Commission on July 22, 2021).

5.1*	Opinion of Goodwin Procter LLP.

23.1*	Consent of Deloitte & Touche LLP, independent registered public accounting firm.

23.2*	Consent of Goodwin Procter LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on signature page of this registration statement).

99.1	Celularity Inc. 2021 Equity Incentive Plan. (incorporated by reference to Exhibit 99.3 to the registration statement on Form S-8 (File No. 333-260025) filed with the Commission on October 4, 2021).

99.2	Forms of Stock Option Grant Notice, Option Agreement, Notice of Exercise, RSU Award Grand Notice, and Award Agreement under the Celularity Inc. 2021 Equity Incentive Plan. (incorporated by reference to Exhibit 99.4 to the registration statement on Form S-8 (File No. 333-260025) filed with the Commission on October 4, 2021).

99.3	Celularity Inc. 2021 Employee Stock Purchase Plan (incorporated by reference to Exhibit 99.5 to the registration statement on Form S-8 (File No. 333-260025) filed with the Commission on October 4, 2021).

107*	Filing Fee Table.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Florham Park, New Jersey, on the 11th day of August, 2022.

CELULARITY INC.

By:	/s/ Robert J. Hariri
Name:	Robert J. Hariri
Title:	Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of Robert J. Hariri M.D., Ph.D., David C. Beers and Keary Dunn, Esq. as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-8, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Commission granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following person in the capacities and on the date indicated below.

Signature	Title	Date

/s/ Robert J. Hariri Robert J. Hariri, M.D., Ph.D.	President and Chief Executive Officer (Principal Executive Officer)	August 3, 2022

/s/ David C. Beers David C. Beers	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 3, 2022

/s/ Peter Diamandis Peter Diamandis, M.D.	Director	August 3, 2022

/s/ Dean C. Kehler Dean C. Kehler	Director	August 3, 2022

Lim Kok Thay	Director	August 3, 2022

/s/ Marc Mazur Marc Mazur	Director	August 3, 2022

/s/ Diane Parks Diane Parks	Director	August 3, 2022

Signature	Title	Date

/s/ John Sculley John Sculley	Director	August 11, 2022

/s/ Robin L. Smith Robin L. Smith, M.D., MBA	Director	August 11, 2022

/s/ Andrew C. von Eschenbach Andrew C. von Eschenbach, M.D.	Director	August 11, 2022